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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the prospectus constituting part of this Registration Statement (No. 333-59880) of Havas Advertising on Form F-4, of our reports dated December 31, 2000 and relating to the annual financial statements of Havas Advertising appearing in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Paris, France, May 17, 2001


BARBIER FRINAULT & ASSOCIES
Member firm of Andersen Worldwide

/s/ Christian Chiarasini
___________________________
Christian Chiarasini